EXHIBIT 4.2

REGISTRATION RIGHTS AGREEMENT

Dated as of February 28, 2003

by and among

VERTIS, INC.

and

THE GUARANTORS
named herein

and

THE LENDERS
named herein

$293,500,000

SENIOR SUBORDINATED NOTES DUE 2009

TABLE OF CONTENTS

1.	Definitions
2.	Shelf Registration
3.	Demand Notice
4.	Exchange Offer Registration
5.	Liquidated Damages
6.	Underwritten Registrations
7.	Registration Procedures
8.	Registration Expenses
9.	Indemnification
10.	Rule 144 and 144A
11.	Suspension of Shelf Registration
12.	Miscellaneous
(a) No Inconsistent Agreements
(b) Adjustments Affecting Registrable Securities
(c) Amendments and Waivers
(d) Notices
(e) Successors and Assigns
(f) Counterparts
(g) Headings
(h) Governing Law
(i) Severability
(j) Joint and Several Obligations
(k) Securities Held by the Issuers or Their Affiliates

i

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into as of February 28, 2003, by and among Vertis, Inc. (the “Company”), a Delaware corporation, and the Guarantors listed on the signature pages hereto and the lenders whose signatures appear on the execution pages of this Agreement (collectively with any other lenders who become parties to this Agreement, the “Lenders”).  The Company and the Guarantors are hereinafter collectively referred to as the “Issuers.”  This Agreement is for the benefit of the Lenders executing this Agreement and for the benefit of their direct and indirect transferees.

The parties hereby agree as follows:

1.                                       Definitions

As used in this Agreement, the following terms shall have the following meanings:

Advice:  See the last paragraph of Section 7.

Agreement:  See the first introductory paragraph to this Agreement.

Business Day:  Any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of New York, New York or is a day on which banking institutions therein located are authorized or required by law or other governmental action to close.

Company:  See the first introductory paragraph to this Agreement.

Credit Agreement:  The Senior Subordinated Credit Agreement, dated as of December 7, 1999, by and among the Company, Vertis, Inc., the Lenders, as agents, and the financial institutions parties thereto, as lenders, as amended from time to time.

Demand Notice:  See Section 3(a).

DTC:  See Section 7(i).

Event Date:  See Section 5(b).

Exchange Effectiveness Date:  90 days after the Exchange Filing Date.

Exchange Effectiveness Period:  See Section 4.

Exchange Filing Date:  60 days after the date of the Demand Notice.

Exchange Offer Registration:  See Section 4.

Exchange Notes:  See Section 4.

Exchange Registration Statement:  See Section 4.

Guarantors:  See the first introductory paragraph to this Agreement.

Holder:  Any holder of a Registrable Security or Registrable Securities.

Indemnified Person:  See Section 9(c).

Indemnifying Persons:  See Section 9(c).

Indenture:  The Indenture dated as of the date hereof by and among the Company, the Guarantors and the Trustee, pursuant to which the Notes will be issued, as amended or supplemented from time to time in accordance with the terms thereof.

Inspectors:  See Section 7(p).

Issuers:  See the first introductory paragraph to this Agreement.

Lenders:  See the first introductory paragraph to this Agreement.

Liquidated Damages:  See Section 5.

NASD:  See Section 7(n).

Notes:  The $293,500,000 aggregate principal amount of Senior Subordinated Notes due 2009 of the Company that may be issued pursuant to the Indenture in accordance with the terms of the Credit Agreement.

Participant:  See Section 9(a).

Prospectus:  The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

Registrable Securities:  The Notes upon original issuance thereof and at all times subsequent thereto, until in the case of any such Note (i) a Registration Statement covering such Note has been declared effective by the SEC and such Note has been disposed of in accordance with such effective Registration Statement, (ii) it is sold in compliance with Rule 144 or may be sold pursuant to Rule 144(k), (iii) it shall have been otherwise transferred and a new certificate for any such Note which may be sold without restriction under federal securities laws and not bearing a legend restricting further transfer shall have been delivered by the Company, or (iv) it ceases to be outstanding for the purposes of the Indenture.

Registration Statement:  Any registration statement of the Issuers filed with the SEC, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

Rule 144:  Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of the Company being free of the registration and prospectus delivery requirements of the Securities Act.

Rule 144A:  Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

Rule 415:  Rule 415 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

SEC:  The Securities and Exchange Commission.

Securities Act:  The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

Shelf Effectiveness Date:  90 days after the Shelf Filing Date.

Shelf Filing Date:  60 days after a Shelf Notice.

Shelf Notice:  See Section 2(a).

Shelf Registration:  See Section 2(b).

Shelf Termination Date:  See Section 2(b).

Subsequent Shelf Registration:  See Section 2(c).

TIA:  The Trust Indenture Act of 1939, as amended.

Trustee:  The trustee under the Indenture.

Underwritten Registration or Underwritten Offering:  A registration in which securities of any of the Issuers are sold to an underwriter for reoffering to the public.

2.                                       Shelf Registration

(a)                                  Shelf Notice.  At any time after the date of this Agreement, the Holders of at least $90,000,000 of the outstanding aggregate principal amount of Registrable Securities may make a written request (a “Shelf Notice”) to the Issuers for registration of Registrable Securities to be made pursuant to a Registration Statement in accordance with Section 2(b) below.  Within ten days after receipt of any Shelf Notice, the Issuers will send written notice of such Shelf Notice to all Holders of the Registrable Securities and, subject to the next succeeding sentence, the Issuers will include in such Shelf Registration all Registrable Securities of such Holders with respect to which the Issuers have received written requests for inclusion therein within 10 Business Days after the receipt by the applicable Holder of the Issuers’ written notice.  Requests made by Holders for inclusion in such Shelf Registration, including requests by Holders in the Shelf Notice, shall contain appropriate representations regarding such Holders’ intentions to sell the Registrable Securities in order to allow the Issuers to effect such Shelf Registration and shall contain such information as the Issuers may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary prospectus included therein.  Notwithstanding anything to the contrary contained herein, no Holder may include its Registrable Securities in any Shelf Registration Statement or be entitled to Liquidated Damages if such Holder does not make such appropriate representations or provide such requested information in such Holder’s request.  Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Issuers all information required to be disclosed in order to make information previously furnished to the Issuers by such Holder not materially misleading.  Notwithstanding the foregoing and subject to Section 2(c) below, the Issuers shall not be required to undertake more than one Shelf Registration for the Registrable Securities.

(b)                                 Shelf Registration.  If a Shelf Notice is delivered as contemplated by Section 2(a), then the Issuers agree to file with the SEC no later than the Shelf Filing Date, a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities of such Holders with respect to which the Issuers have received written requests, containing the information required to be set forth therein, for inclusion therein in accordance with Section 2(a) above (the “Shelf Registration”).  The Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Securities for resale by Holders in the manner or manners designated by them (including, without limitation, one or more Underwritten Offerings).  The Issuers shall not permit any securities other than the Registrable Securities to be included in the Shelf Registration or any Subsequent Shelf Registration.  The Issuers shall use their reasonable best efforts to cause the Shelf Registration to be declared effective under the Securities Act on or prior to the Shelf Effectiveness Date and to keep such Shelf Registration continuously effective under the Securities Act until the date which is 24 months from the latest date of issue of any Registrable Security included in such Shelf Registration (subject to extension pursuant to the last paragraph of Section 7 and pursuant to Section 11) (the “Shelf Termination Date”), or such shorter period ending when all Registrable Securities covered by such Shelf Registration have been sold in the manner set forth and as contemplated in such Shelf Registration or cease to be Registrable Securities.

(c)                                  Subsequent Shelf Registrations.  If a Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time prior to the Shelf Termination Date (other than because of the sale of all Registrable Securities covered by such Shelf Registration in the manner set forth and as contemplated in such Shelf Registration), the Issuers shall use their reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 45 days of such cessation of effectiveness amend such Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional “shelf” Registration Statement pursuant to Rule 415 covering all of the Registrable Securities which were covered by such Shelf Registration that have not been sold in the manner set forth and as contemplated in such Shelf Registration (a “Subsequent Shelf Registration”).  If a Subsequent Shelf Registration is filed, the Issuers shall use their reasonable best efforts to cause such Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Registration Statement continuously effective until the Shelf Termination Date, or such shorter period ending when all Registrable Securities covered by such Shelf Registration have been sold in the manner set forth and as contemplated in such Shelf Registration or cease to be Registrable Securities.  As used herein the term “Shelf Registration” means the Shelf Registrations and any Subsequent Shelf Registrations.

(d)                                 Supplements and Amendments.  The Issuers shall promptly supplement and amend a Shelf Registration (i) if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, (ii) if required by the Securities Act, (iii) if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement, (iv) if reasonably requested by any underwriter of such Registrable Securities and (v) if reasonably requested by any Holder or Holders of at least $25,000,000 in aggregate principal amount of Registrable Securities who wish to include their Registrable Securities in an aggregate principal amount of at least $25,000,000 in the Registration Statement filed by Section 2(a).

3.                                       Demand Notice

(a)                                  Right to Demand.  At any time after the Shelf Termination Date, the Holders of at least $50,000,000 in aggregate principal amount of Registrable Securities may make a written request (a “Demand Notice”) to the Issuers for registration under and in accordance with the provisions of the Securities Act of Exchange Notes (as defined below) to be issued in exchange for all or part of such Registrable Securities in accordance with Section 4.  Within ten days after receipt of the Demand Notice, the Issuers will send written notice of such registration request to all Holders, and the Issuers will register the offer and sale of Exchange Notes in an aggregate principal amount equal to at least the aggregate principal amount of all Registrable Securities of such Holders with respect to which the Issuers have received written requests for inclusion therein within 15 business days after the receipt by a Holder of the Issuers’ written notice; provided, however, that each Holder that participates in the Exchange Offer Registration will be required to represent that any Exchange Notes to be received by it will be acquired in the ordinary course of its business, that at the time of the consummation of the Exchange Offer Registration such Holder will have no arrangement or understanding with any person to participate in the distribution of the Exchange Notes and that such Holder is not an affiliate of the Issuers within the meaning of the Securities Act.  All requests made pursuant to this Section 3(a) will specify the aggregate amount of the Registrable Securities to be exchanged.

(b)                                 Number of Exchange Offer Registrations.  The Holders of Registrable Securities shall be entitled to deliver no more than one Demand Notice hereunder and the Issuers will only be required to file and have declared effective by the SEC one Exchange Offer Registration Statement.

4.                                       Exchange Offer Registration

If a Demand Notice is delivered as contemplated by Section 3(a), the Issuers shall file with the SEC no later than the Exchange Filing Date, an offer to exchange (the “Exchange Offer Registration”) for any and all of the Registrable Securities subject to the Exchange Offer Registration pursuant to Section 3(a) a like aggregate principal amount of debt securities of the Company, guaranteed by the Guarantors, which are identical in all material respects to the Notes (the “Exchange Notes”) (and which are entitled to the benefits of the Indenture or a trust indenture which is identical in all material respects to the Indenture (other than such changes to the Indenture or any such identical trust indenture as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA) and which, in either case, has been qualified under the TIA), except that the Exchange Notes shall have been registered pursuant to an effective Registration Statement under the Securities Act and shall contain no restrictive legend thereon.  The Exchange Offer Registration shall be registered under the Securities Act on the appropriate form (the “Exchange

Registration Statement”) and shall comply with all applicable tender offer rules and regulations under the Exchange Act.

Each of the Issuers agrees to use its reasonable best efforts to (x) cause the Exchange Registration Statement to be declared effective under the Securities Act on or before the Exchange Effectiveness Date; (y) keep the Exchange Offer Registration open for at least 20 Business Days (or longer if required by applicable law) after the date that notice of the Exchange Offer Registration is mailed to Holders of Registrable Securities (the “Exchange Effectiveness Period”); and (2) consummate the Exchange Offer Registration on or prior to the 45th day following the date on which the Exchange Registration Statement is declared effective.  If after such Exchange Registration Statement is initially declared effective by the SEC, the Exchange Offer Registration or the issuance of the Exchange Notes thereunder is prevented or materially delayed by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Exchange Registration Statement shall be deemed not to have become effective for purposes of this Agreement.  Each Holder of Registrable Securities who participates in the Exchange Offer Registration will be required to represent that any Exchange Notes received by it will be acquired in the ordinary course of its business, that at the time of the consummation of the Exchange Offer Registration such Holder of Registrable Securities will have no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes, and that such Holder of Registrable Securities is not an affiliate of any of the Issuers within the meaning of the Securities Act.

In connection with the Exchange Offer Registration, the Issuers shall:

(1)                                  mail to each Holder of Registrable Securities entitled to participate in the Exchange Offer Registration a copy of the Prospectus forming part of the Exchange Registration Statement, together with an appropriate letter of transmittal and related documents;

(2)                                  utilize the services of a depositary for the Exchange Offer Registration with an address in the Borough of Manhattan, The City of New York;

(3)                                  permit holders of Notes to withdraw tendered Notes at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer Registration shall remain open; and

(4)                                  otherwise comply in all material respects with all applicable laws.

As soon as practicable after the close of the Exchange Offer Registration, the Issuers shall:

(1)                                  accept for exchange all Registrable Securities tendered and not validly withdrawn pursuant to the Exchange Offer Registration;

(2)                                  deliver to the Trustee for cancellation all Registrable Securities so accepted for exchange; and

(3)                                  cause the Trustee to authenticate and deliver promptly to each holder of such Registrable Securities, Exchange Notes equal in principal amount to the Registrable Securities of such holder so accepted for exchange.

The Exchange Notes may be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture, which in either event will provide that the holders of the Notes and the Exchange Notes will vote and consent together on all matters as one class and that neither the Exchange Notes nor the Notes will have the right to vote or consent as a separate class on any matter.

5.                                       Liquidated Damages

(a)                                  The Issuers agree that the Holders of Registrable Securities will suffer damages if the Issuers fail to fulfill their obligations to Holders of Registrable Securities under Section 2 hereof and that it would not be feasible to ascertain the extent of such damages with precision.  Accordingly, the Issuers, jointly and severally, agree to pay liquidated damages on the Notes (“Liquidated Damages”) under the circumstances and to the extent set forth below (each of which shall be given independent effect):

(i)                                     if the Shelf Notice is delivered as contemplated by Section 2(a) and the Shelf Registration has not been filed on or prior to the Shelf Filing Date, then commencing on the day after such Shelf Filing Date, Liquidated Damages shall be accrued on the principal amount of the Notes covered by such Shelf Registration over and above the accrued interest at a rate of 0.50% per annum for the first 90 days immediately following such Shelf Filing Date, and any such Liquidated Damages rate shall increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

(ii)                                  if such Shelf Registration has not been declared effective on or prior to such Shelf Effectiveness Date, then commencing on the day after such Shelf Effectiveness Date, Liquidated Damages shall be accrued on the principal amount of the Notes included in such Registration Statement over and above the accrued interest at a rate of 0.50% per annum for the first 90 days immediately following such Shelf Effectiveness Date, and any such Liquidated Damages rate shall increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period; and

(iii)                               if a Shelf Registration or any Subsequent Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time prior to the Shelf Termination Date, then commencing on the day such Shelf Registration ceases to be effective Liquidated Damages shall be accrued on the principal amount of the Notes affected thereby over and above the accrued interest at a rate of 0.50% per annum for the first 90 days immediately commencing on the day such Shelf Registration ceases to be effective, and any such Liquidated Damages rate shall increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period; provided that no Liquidated Damages will accrue under this Section 5(a)(iii) if the Shelf Registrations cease to be effective due to any circumstances described in, and only for the time period permitted by, Section 11 hereof;

provided, however, that the Liquidated Damages rate on the Notes may not exceed at any one time in the aggregate 1.0% per annum; provided, further, however, that (1) upon the filing of a Shelf Registration (in the case of (i) above), (2) upon the effectiveness of a Shelf Registration (in the case of (ii) above), or (3) upon the effectiveness of the applicable Shelf Registration which had ceased to remain effective (in the case of (iii) above), Liquidated Damages on the Notes as a result of such clause, as the case may be, shall cease to accrue.

(iv)                              if a Demand Notice is delivered as contemplated by Section 3(a) and the Exchange Offer Registration has not been filed on or prior to the Exchange Filing Date, then commencing on the day after such Exchange Filing Date, Liquidated Damages shall be accrued on the principal amount of the Notes subject to the Exchange Offer Registration over and above the accrued interest at a rate of 0.50% per annum for the first 90 days immediately following such Exchange Filing Date, and any such Liquidated Damages rate shall increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

(v)                                 if such Exchange Offer Registration has not been declared effective on or prior to such Exchange Effectiveness Date, then commencing on the day after such Exchange Effectiveness Date, Liquidated Damages shall be accrued on the principal amount of the Notes subject to the Exchange Offer Registration over and above the accrued interest at a rate of 0.50% per annum for the first 90 days immediately following such Exchange Effectiveness Date, and any such Liquidated Damages rate shall increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period; and

(vi)                              if the Exchange Offer Registration has been declared effective and such Exchange Offer Registration ceases to be effective at any time prior to the end of the Exchange Effectiveness Period, then commencing on the day after the Exchange Offer Registration ceases to be effective Liquidated Damages shall be accrued on the principal amount of the Notes subject to the Exchange Offer Registration over and above the accrued interest at a rate of 0.50% per annum for the first 90 days immediately commencing on the day such Exchange Offer Registration ceases to be effective, and any such Liquidated Damages rate shall increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period; provided that no Liquidated Damages will accrue under this Section 5(a)(vi) if the Exchange Offer Registrations cease to be effective due to any circumstances described in, and only for the time period permitted by, Section 11 hereof;

provided, however, that the Liquidated Damages rate on the Notes may not exceed at any one time in the aggregate 1.0% per annum; provided, further, however, that (1) upon the filing of an Exchange Offer Registration (in the case of (iv) above), (2) upon the effectiveness of an Exchange Offer Registration (in the case of (v) and (vi) above), Liquidated Damages on the Notes as a result of such clause, as the case may be, shall cease to accrue.

(b)                                 The Issuers shall notify the Trustee within five Business Days after each and every date on which an event occurs in respect of which Liquidated Damages are required to be paid (an “Event Date”).  Any amounts of Liquidated Damages due pursuant to Section 5(a) will be payable in cash semi-annually on each interest payment date for the Registrable Securities (to the Holders of record entitled to such interest payment), commencing with the first such date occurring after any such Liquidated Damages commence to accrue.  The amount of Liquidated Damages will be determined on the basis of a 360-day year comprised of twelve 30-day months.

6.                                       Underwritten Registrations

If any of the Registrable Securities covered by any Shelf Registration are to be sold in an Underwritten Offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of the Registrable Securities included in such offering and reasonably acceptable to the Issuers.

7.                                       Registration Procedures

In connection with the filing of any Registration Statement, the Issuers shall:

(a)                                  Prepare and file with the SEC (i) as soon as practicable after the Shelf Notice but in any event prior to the Shelf Filing Date, a Registration Statement as prescribed by Section 2, and (ii) within the time limit prescribed herein, the Exchange Registration Statement prescribed pursuant to Section 4, and in each such case use its reasonable best effort to cause such Registration Statement or Registration Statements to become effective and remain effective as provided herein; provided, however, before filing any Shelf Registration

Statement or Prospectus or any amendments or supplements thereto (not including documents that would be incorporated or deemed to be incorporated therein by reference), the Issuers shall afford the Holders covered by such Registration Statement, their counsel and the managing underwriters, if any, an opportunity to review, promptly, copies of all such documents proposed to be filed; provided, however, that the Issuers shall not be required to afford such persons an opportunity to review a copy of (i) any such document that has not been materially changed from a copy of such document that such person was previously afforded an opportunity to review and (ii) any amendments or supplements to a Registration Statement or Prospectus which are made solely as a result of any filing by the Issuers of reports required to be filed pursuant to the Exchange Act.  The Issuers shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must be afforded an opportunity to review prior to the filing of such document, if the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement, their counsel or the managing underwriters, if any, shall reasonably object; provided that no Liquidated Damages shall be payable pursuant to Section 5 hereof if there is a good faith dispute between the Issuers and the Holders, their counsel or the managing underwriters, if any, and such good faith dispute is the sole reason Liquidated Damages would be accruing.

(b)                                 Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the time periods prescribed hereby; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented.

(c)                                  Notify the selling Holders of Registrable Securities, their counsel and the managing underwriters, if any, promptly (but in any event within two Business Days after becoming aware thereof), and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules but excluding documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities covered by such Registration Statement the representations and warranties of the Issuers contained in any agreement (including any underwriting agreement) contemplated by Section 7(o) cease to be true and correct in all material respects, (iv) of the receipt by the Issuers of any notification with respect to the suspension of the qualification or exemption from qualification of such Registration Statement or any of the Registrable Securities for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and that, in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Issuers’ reasonable determination that a post-effective amendment to such Registration Statement would be appropriate.

(d)                                 Use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment.

(e)                                  If requested by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Securities being sold in connection with an Underwritten Offering, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters, if any, or such Holders reasonably request to be included therein, and (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Issuers receive notification of the matters to be incorporated in such prospectus supplement or post-effective amendment.

(f)                                    Furnish to each selling Holder of Registrable Securities who so requests and to counsel and each managing underwriter, if any, without charge, one conformed copy of the Registration Statement and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

(g)                                 Deliver to each selling Holder of Registrable Securities, their counsel and the underwriters, if any, without charge, as many copies of each Prospectus (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 7, each Issuer hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters or agents, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto until such time as the Issuers have notified the Holders to discontinue the use of such Prospectus.

(h)                                 Prior to any public offering of Registrable Securities, to register or qualify, and to cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of, such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder or the managing underwriters reasonably request in writing; provided that where Registrable Securities are offered other than through an Underwritten Offering, the Issuers agree to cause their counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 7(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that no Issuer shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) become subject to taxation in any such jurisdiction where it is not then so subject.

(i)                                     If a Shelf Registration is filed pursuant to Section 2 hereof, cooperate with the selling Holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company (“DTC”); and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or selling holders of Registrable Securities may reasonably request.

(j)                                     Use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such selling holder’s business, in which case the Issuers will cooperate in all reasonable respects with the filing of such registration and the granting of such approvals.

(k)                                  Upon the occurrence of any event contemplated by paragraph 7(c)(v) or 7(c)(vi), as promptly as practicable prepare and file with the SEC, at the joint and several expense of each of the Issuers, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(l)                                     Use its reasonable best efforts to cause the Registrable Securities covered by a Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement or the managing underwriters, if any.

(m)                               Prior to the effective date of any Registration Statement relating to the Registrable Securities, (i) provide the Trustee with printed certificates for the Registrable Securities covered by such Registration Statement in a form eligible for deposit with DTC and (ii) provide a CUSIP number(s) for the Registrable Securities or the Exchange Notes.

(n)                                 Cooperate with each selling Holder of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the “NASD”).

(o)                                 In the event a Shelf Registration is filed in connection with any Underwritten Offering of Registrable Securities, and if requested by Holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement, enter into an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings and take all such other actions as are reasonably requested by the managing underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, (i) make such representations and warranties to the underwriters, with respect to the business of the Issuers and their respective subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in Underwritten Offerings of securities similar to the Registrable Securities, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Issuers and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in Underwritten Offerings of debt securities similar to the Notes and such other matters as may be reasonably requested by underwriters; (iii) obtain “cold comfort” letters and updates thereof in form and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Issuers (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuers or business acquired by the Issuers for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with Underwritten Offerings of debt securities similar to the Notes; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 9 (or such other less favorable provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to said Section.  The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

(p)                                 Make available for inspection by a representative of the selling Holders of Registrable Securities under a Shelf Registration, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney or accountant or other agent retained by any such representative of such selling Holders or underwriter (collectively, the “Inspectors”), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Issuers and their subsidiaries, and cause the officers, directors and employees of the Issuers and their subsidiaries to supply all information, in each case reasonably requested by any such Inspector in connection with such Registration Statement; provided, however, that each Inspector shall agree in writing that all of such information shall be kept confidential by such Inspector unless (i) disclosure of such information is required by court or administrative order, (ii) other than under the circumstances contemplated by, and for the time period permitted by, Section 11, disclosure of such information, in the opinion of counsel to such Inspector, is necessary to avoid or correct a misstatement or omission of a material fact in the Registration Statement, Prospectus or any supplement or post-effective amendment thereto or disclosure is otherwise required by law, (iii) after notice to the Company and affording the Company a reasonable time period in which to object, disclosure of such information is, in the opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement, or any transactions contemplated hereby or arising hereunder, or (iv) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Inspector.  Each selling Holder of such Registrable Securities and any underwriter will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Issuers unless and until such is made generally available to the public.  Each selling Holder of such Registrable Securities and any underwriter will be required to further agree that it will, upon learning that disclosure of any such information is sought in a court or administrative tribunal of competent jurisdiction, give notice to the Issuers and allow the Issuers to undertake appropriate action to prevent disclosure of the information deemed confidential at its expense and will use reasonable efforts to cooperate with the Issuers in attempting to prevent such disclosure.

(q)                                 Provide an indenture trustee for the Registrable Securities, and cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Registrable Securities; and in connection therewith, cooperate with the trustee under any such indenture and the selling Holders of the Registrable Securities to effect such changes to such indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

(r)                                    Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

(s)                                  If an Exchange Offer Registration is to be consummated, upon delivery of the Registrable Securities by such selling Holders to the Issuers (or to such other Person as directed by the Issuers) in exchange for the Exchange Notes, the Issuers shall mark, or cause to be marked, on such Registrable Securities that such Registrable Securities are being cancelled in exchange for the Exchange Notes; in no event shall such Registrable Securities be marked as paid or otherwise satisfied.

(t)                                    Use its reasonable best efforts to take all other steps reasonably necessary to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

The Issuers may require each selling Holder of Registrable Securities as to which any registration is being effected to furnish to the Issuers such information regarding such seller and the distribution of such Registrable Securities as the Issuers may, from time to time, reasonably request in writing and to otherwise cooperate in the preparation of the Registration Statement.  The Issuers may exclude from such registration the Registrable Securities of any seller who fails to furnish such information within a reasonable time after receiving such request.  If the identity of a seller of Registrable Securities is to be disclosed in a registration statement, such selling Holder shall be permitted to include all information regarding such seller as it shall reasonably request.  At any time during the effectiveness of any Registration Statement with respect to the Registrable Securities, if any selling Holder becomes aware of any change materially affecting the accuracy of the information contained in the Registration Statement or related Prospectus, such Holder will notify the Issuers of such change.

Each Holder, upon receipt of any notice from the Issuers of the happening of any event of the kind described in Section 7(c), will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 7(c), or until it is advised in writing (the “Advice”) by the Issuers that the use of the applicable Prospectus may be resumed.  In the event the Issuers shall give any such notice, the Shelf Termination Date and the Exchange Effectiveness Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 7(c) or the Advice.

8.                                       Registration Expenses

(a)                                  All fees and expenses, other than underwriting discounts and commissions, incident to the performance of or compliance with this Agreement by the Issuers shall be borne by the Issuers, jointly and severally, whether or not a Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an Underwritten Offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities or Exchange Notes and determination of the eligibility of the Registrable Securities or Exchange Notes for investment under the laws of such jurisdictions (x) where the Holders of Registrable Securities are located, in the case of the Exchange Notes, or (y) as provided in Section 7(h), in the case of Registrable Securities)), (ii) reasonable printing expenses (including, without limitation, reasonable expenses of printing certificates for Registrable Securities or Exchange Notes in a form eligible for deposit with DTC and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any, or, in respect of Registrable Securities, by the Holders of a majority in aggregate principal amount of the Registrable Securities included in the Registration Statement), (iii) reasonable messenger, telephone and delivery expenses, (iv) reasonable fees and disbursements of counsel for the Issuers and, in connection with a Shelf Registration, reasonable fees and disbursements of counsel for the sellers of Registrable Securities (subject to the provisions of Section 8(b)), (v) fees and disbursements of all independent certified public accountants referred to in Section 7(o)(iii) (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incidental to such performance), (vi) the fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in an offering pursuant to Rule 2720 of the Conduct Rules of the NASD, (vii) rating agency fees, (viii) Securities Act liability insurance, if the Issuers desire such insurance, (ix) fees and expenses of all other Persons retained by the Issuers, (x) internal expenses of the Issuers (including, without limitation, all salaries and expenses of officers and employees of the Issuers performing legal or accounting duties), (xi) the expense of any annual audit and (xii) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange.

(b)                                 In connection with any Shelf Registration Statement hereunder or any amendment thereto, the Issuers shall reimburse the Holders of the Registrable Securities being registered in such registration for the reasonable fees and disbursements of not more than one counsel (together with appropriate local counsel) chosen by the Holders of a majority in aggregate principal amount of the Registrable Securities to be included in such Registration Statement and other reasonable out-of-pocket expenses of the Holders of Registrable Securities incurred in connection with the registration of the Registrable Securities.

9.                                       Indemnification

(a)                                  The Issuers, jointly and severally, agree to indemnify and hold harmless each Holder of Registrable Securities covered by a Registration Statement, the officers, directors, employees and agents of each such person, and each person, if any, who controls any such person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Participant”), from and against any and all losses, claims, damages, judgments, liabilities and expenses (including, without limitation, the reasonable legal fees and other expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by, arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Participant furnished to the Issuers in writing by such Participant expressly for use therein; provided that the Issuers will not be liable if such untrue statement or omission or alleged untrue statement or omission was contained or made in any preliminary prospectus and corrected in the final Prospectus or any amendment or supplement thereto and any such loss, liability, claim, or damage or expense suffered or incurred by the Participants resulted from any action, claim or suit by any person who purchased Registrable Securities or Exchange Notes which are the subject thereof from such Participant and it is established in the related proceeding that such Participant failed to deliver or provide a copy of the final Prospectus (as amended or supplemented) to such person with or prior to the confirmation of the sale of such Registrable Securities or Exchange Notes sold to such person if required by applicable law, unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) was a result of noncompliance by the Issuers with Section 7 of this Agreement.

(b)                                 Each Participant agrees, severally and not jointly, to indemnify and hold harmless the Issuers, their respective directors, their respective officers who sign the Registration Statement and their respective employees and agents and each person who controls the Issuers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuers to each Participant, but only with reference to information relating to such Participant furnished to the Issuers in writing by such Participant expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus.  The liability of any Participant under this paragraph shall in no event exceed the proceeds received by such Participant from sales of Registrable Securities or Exchange Notes giving rise to such obligations.

(c)                                  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “Indemnified Person”) shall promptly notify the persons against whom such indemnity may be sought (the “Indemnifying Persons”) in writing, and the Indemnifying Persons, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Persons may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding; provided, however, that the failure to so notify the Indemnifying Persons shall not relieve any of them of any obligation or liability which any of them may have hereunder or otherwise except to the extent it is materially prejudiced by such failure.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Persons and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Persons shall have failed within a reasonable period of time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both any Indemnifying Person and the Indemnified Person or any affiliate thereof and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them.  It is understood that, unless there exists a conflict among Indemnified Persons, the Indemnifying Persons shall not, in connection with such proceeding or separate but substantially similar related proceeding in the same jurisdiction arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for the Participants and such control persons of Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Securities and Exchange Notes sold by all such Participants and any such separate firm for the Issuers, their directors, their officers and such control Persons of the Issuers shall be designated in writing by the Issuers and shall be reasonably acceptable to the Holders.  The Indemnifying Persons shall not be liable for any settlement of any proceeding effected without their prior written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there be a final non-appealable judgment for the plaintiff for which the Indemnified Person is entitled to indemnification pursuant to this Agreement, each of the Indemnifying Persons agrees to indemnify and hold harmless each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for reasonable fees and expenses actually incurred by counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement; provided, however, that the Indemnifying Person shall not be liable for any settlement effected without its consent pursuant to this sentence if the Indemnifying Person is contesting, in good faith, the request for reimbursement.  No Indemnifying Person shall, without the prior written consent of the Indemnified Persons (which consent shall not be unreasonably withheld or delayed), effect any settlement or compromise of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party, or indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional written release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of such Indemnified Person.

(d)                                 If the indemnification provided for in clauses (a) and (b) of this Section 9 is for any reason unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraphs, in lieu of indemnifying such Indemnified Person thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations.  The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand or such Participant or such other Indemnified Person, as the case may be, on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate under the circumstances.

(e)                                  The parties agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, judgments, liabilities and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 9, in no event shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Securities or Exchange Notes, as the case may be, exceeds the amount of any damages that such Participant has otherwise been required to pay or has paid by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)                                    Any losses, claims, damages, liabilities or expenses for which an Indemnified Person is entitled to indemnification or contribution under this Section 9 shall be paid by the Indemnifying Persons to the Indemnified Person as such losses, claims, damages, liabilities or expenses are incurred.  The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Issuers set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Holder or any person who controls a Holder, the Issuers and their directors, officers, employees or agents or any person controlling the Issuers, and (ii) any termination of this Agreement.

(g)                                 The indemnity and contribution agreements contained in this Section 9 will be in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

10.                                 Rule 144 and 144A

The Issuers covenant that, so long as Registrable Securities remain outstanding, they will file the reports required to be filed by them under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner and, if at any time the Issuers are not required to file such reports, the Issuers will, upon the request of any Holder of Registrable Securities, make publicly available annual reports and such information, documents and other reports of the type specified in Sections 13 and 15(d) of the Exchange Act.  The Issuers further covenant, for so long as any Registrable Securities remain outstanding, to make available to any Holder or beneficial owner of Registrable Securities in connection with any sale thereof and any prospective purchaser of such Registrable Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Securities pursuant to Rule 144A.

11.                                 Suspension of Registration

The obligations of the Issuers set forth in Sections 2 and 4 hereof are subject to the following limitations, conditions and qualifications:

Subject to the next sentence of this paragraph, the Issuers shall be entitled to postpone, for a reasonable period of time, the filing or effectiveness of, or suspend the rights of any Holders to make sales pursuant to, any Registration otherwise required to be prepared, filed and made and kept effective by them hereunder; provided, however, that the duration of such postponement or suspension may not exceed the earlier to occur of (A) 15 days after the cessation of the circumstances described in the next sentence of this paragraph on which such postponement or suspension is based or (B) 60 days after the date of the determination of the Boards of Directors referred to in the next sentence, and the duration of any such postponement or suspension shall be excluded from the calculation of the time periods described in Sections 2 and 4 hereof.  Such postponement or suspension may only be effected if the Board of Directors of the Company determines in good faith that the filing or effectiveness of, or sales pursuant to, such Registration would materially impede, delay or interfere with any financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving any Issuer or any of their affiliates or require disclosure of material information which any Issuer has a bona fide business purpose for preserving as confidential.  If the Issuers shall so postpone the filing or effectiveness of a Registration or so suspend the rights of Holders to make sales it shall, as promptly as possible, notify any selling Holders of such determination, and the time periods set forth in Sections 2 and 4 shall be extended by a time period equal to the number of days of the postponement or suspension.  There shall be no more than two such postponements or suspensions (not to exceed 60 days in the aggregate) in any one calendar year.

12.                                 Miscellaneous

(a)                                  No Inconsistent Agreements.  No Issuer has entered, as of the date hereof, into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.  No Issuer has entered into any agreement with respect to any of its securities which will grant to any person piggyback rights with respect to a Registration Statement required to be filed by the Issuers pursuant to this Agreement.

(b)                                 Adjustments Affecting Registrable Securities.  None of the Issuers shall knowingly, directly or indirectly, take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

(c)                                  Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuers have obtained the written consent of Holders of at least a majority of the then outstanding aggregate principal amount of Registrable Securities.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of at least a majority in aggregate principal amount of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

(d)                                 Notices.  All notices and other communications (including without limitation any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or telecopier:

(i)                                     if to a Holder of the Registrable Securities, at the most current address given by such Lenders to the Company in accordance with the provisions of this Section 12(d), with a copy in like manner to the Holders as follows:

Bankers Trust Corporation
The Chase Manhattan Bank
Banc of America Bridge LLC
c/o Bankers Trust Corporation
One Bankers Trust Plaza
130 Liberty Plaza
New York, New York  10006
Facsimile No.:  (212) 669-1533
Attention:  Bruce Tully

with a copy to:

Cahill Gordon & Reindel
80 Pine Street
New York, New York  10005
Facsimile No.:  (212) 269-5420
Attention:  John A. Tripodoro, Esq.

Luis R. Penalver, Esq.

(ii)                                  if to the Issuers as follows:

c/o Vertis, Inc.
250 W. Pratt Street
18th Floor
Baltimore, MD  21201
Facsimile No.:  (410) 528-9287
Attention:  General Counsel

with a copy to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York  10004
Facsimile No.:  (212) 558-3588
Attention:  Robert E. Buckholz, Jr., Esq.

All such notices and communications shall be deemed to have been duly given:  when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if telecopied.

Copies of all such notices, demands or other communications shall be concurrently delivered by the person giving the same to the trustee under the Indenture at the address specified in such Indenture.

(e)                                  Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities, provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Indenture.

(f)                                    Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)                                 Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h)                                 Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.  EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(i)                                     Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j)                                     Joint and Several Obligations.  Each of the obligations of the Issuers under this Agreement shall be joint and several obligations of each of them.

(k)                                  Securities Held by the Issuers or Their Affiliates.  Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Issuers or their affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

VERTIS, INC.

By:	/s/ John V. Howard, Jr.
Name: John V. Howard, Jr.
Title: Senior Vice President

THE GUARANTORS:

PRINTCO., INC.

By:	/s/ John V. Howard, Jr.
Name: John V. Howard, Jr.
Title: Senior Vice President

WEBCRAFT, LLC

By:	/s/ John V. Howard, Jr.
Name: John V. Howard, Jr.
Title: Senior Vice President

WEBCRAFT CHEMICALS, LLC

By:	/s/ John V. Howard, Jr.
Name: John V. Howard, Jr.
Title: Senior Vice President

ENTERON GROUP, LLC

By:	/s/ John V. Howard, Jr.
Name: John V. Howard, Jr.
Title: Senior Vice President

BIG FLOWER DIGITAL SERVICES (DELAWARE), INC.

By:	/s/ John V. Howard, Jr.
Name: John V. Howard, Jr.
Title: Senior Vice President

BIG FLOWER DIGITAL LLC

By: BIG FLOWER DIGITAL SERVICES (DELAWARE), INC.

By:	/s/ John V. Howard, Jr.
Name: John V. Howard, Jr.
Title: Senior Vice President

LENDERS / HOLDERS OF NOTES:

DEUTSCHE BANK TRUST CORPORATION, on behalf of the Holders of Notes

By:	/s/ John Pineiro
Name: John Peneiro
Title: Vice President

THE JP MORGAN CHASE BANK, on behalf of the Holders of Notes

By:
Name:
Title:

BANC OF AMERICA BRIDGE LLC on behalf of the Holders of Notes

By:	/s/ S. Paul Trapani, III
Name: S. Paul Trapani, III
Title: Managing Director